UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2007

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, California 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On April 30, 2007, during its webcast conference call discussing first quarter results, DaVita Inc. (the “Company”) stated that its 2007 operating income is projected to be in the range of $740-$780 million. The Company’s previous guidance was for operating income to be in the range of $700-$760 million. The Company also stated that while it is too early to estimate, it looks like 2008 operating income will be in the same range as the Company’s current guidance for 2007 reflecting the fact that the Company expects some private rate compression, but cannot with any confidence predict when it will happen as the Company proceeds through the next 24 months. A replay of the Company’s conference call discussing first quarter results, which includes the Company’s full comments regarding these statements, is available via the Company’s website at www.davita.com.

The information included in this Current Report on Form 8-K contains forward-looking statements. All statements that do not concern historical facts are forward-looking statements. These statements involve substantial known and unknown risks and uncertainties that could cause the actual results to differ materially from those described herein, including those risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Company’s forward-looking statements are based on information currently available to it, and the Company undertakes no obligation to update or revise these statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

The information contained in this Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: May 1, 2007	/s/ Joseph Schohl
Joseph Schohl Vice President, General Counsel and Secretary